TELECOMMUNICATION SERVICES AGREEMENT

                                     BETWEEN

                               (SERVICE PROVIDER)

                                       AND

                     Panther Telecommunications Corporation

                  --------------------------------------------

This Telecommunication Services Agreement ("Agreement"), dated this 25th day of January, 2002 (the "Effective Date"), is entered into by and between, Communications, Inc., a Texas Corporation, having its business offices at (Service Provider) , United States of America (""), and Panther Telecommunications Corporation (CUSTOMER) a Florida Corporation, with offices located at 5255 N.W. 87th Ave., Suite 101, Miami, Florida, United States of America ("CUSTOMER"), hereinafter individually referred to as "Party" and collectively referred to as "Parties".

                                    RecitalS

It is agreed that the Parties will connect their telecommunication systems within the United States for the purpose of allowing (Service Provider) to provide CUSTOMER with telecommunication services in accordance with the terms and conditions set out herein.

1.       Description of Service

         1.1 Service Description: During the Term of this Agreement as defined herein in section 1.2, (Service Provider) shall provide access to telecommunication services for CUSTOMER as set forth by using the rates in Exhibit A, attached hereto and incorporated herein by this reference ("Services"). CUSTOMER desires to purchase Carrier and Platform Services from . It is agreed that will provide CUSTOMER with telecommunication carrier services and debit platform services in accordance with the terms and conditions set out herein.

         1.2 Term of Service: This Agreement shall be effective and the Parties' obligations shall commence upon the Effective Date of this Agreement, and this Agreement shall continue for a period of two (2) years from the Effective Date ("Term"). By mutual consent, this Agreement may be renewed on a month-to-month basis after the expiration of the initial Term or any subsequent term, as may be mutually agreeable ("Renewal Term"). If either Party desires to cancel this Agreement upon the expiration of the initial Term or any Renewal Term, it shall give the other Party notice of its intent to cancel at least thirty (30) days prior to the expiration of the current Term or Renewal Term. This Agreement shall continue and remain in full force and effect until cancelled by either party upon notice as provided herein.

         1.3 Additional Service: The Parties may agree to additional telecommunication services during the Term of this Agreement ("Additional Service"). Any Additional Service shall be set forth as an addendum to this Agreement and shall otherwise be governed by the terms and conditions of this Agreement.

         1.4  Billing Increments: Billing for all calls will be calculated on a per call basis. All international calls, with the exception of Mexico, will be billed in six (6) second increments and subject to a thirty (30) second minimum charge. Calls to Mexico will be billed in one (1) minute increments. All domestic calls will be billed in six (6) second increments and subject to six
(6) second minimum charge.
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         Customer

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         2.       Definitions.
                  -----------

         2.1 "Domestic Services" or "Services" means local and long distance telecommunications services originated by Pin Holders via an "800" access number in the United States, and all telecommunications services terminated domestically within the United States of America.

         2.2 "Prepaid Calling System" or "System" means an intelligent network comprised of software, computer platforms, underlying transmission switches, and other facilities that store PINs, intelligent servers, control network access, to manage Pin account balances based on usage, inform Pin holder of account balances and dialing instructions in multiple languages, playback prerecorded advertising messages, and bridge calling and called stations.

         2.3. "Prepaid Calling Card" or "Card" means a PIN issued by CUSTOMER in various denominations that contains instructions for use of the Services, the "800" access number, and the PIN.

         2.4. "Pin Holder" means CUSTOMER's vendees who are the end users of the prepaid product used to obtain Services.

         2.5 "Underlying Carrier" means the communications carrier which may be providing international, interstate, intrastate, and "800" number communications services to , which in turn resells the same to CUSTOMER.

         2.6 "Pricing" means costs per minute as outlined in the pricing schedule set forth in "Exhibit A".

         2.7 "PIN" means a numerical sequence of random numbers issued by CUSTOMER for each prepaid account established for each Pin Holder who has purchased a Pin from CUSTOMER, which that PIN will be used for identification when accessing each Pin Holder's account, and allows access to the and CUSTOMER network.

         2.8 "Renewals or Recharges" means the amounts that are added to cards by Pin Holders after they are issued.

         2.9  "Custom Branding" means a voice recording heard by Pin
Holders using the Service identifying CUSTOMER's name or advertising message.

         2.10 "Retail Rate Table" means a listing of per minute rates provided by CUSTOMER to to be added to the System for use in debiting a Pin Holder's Card appropriately with CUSTOMER's Rate Table(s).

         2.11. "International Services" means origination from or termination to any "011+" numbers well as any non-US location designated in the local exchange routing guide (LERG) from Telcordia as it now exist and as it is updated from time to time.

         2.12.    "Start of Service" means _________________, 2002.

         2.13 "Delivered" means provided to CUSTOMER from that CUSTOMER has been billed for the billing cycle.

         Customer

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3.       Duties and Obligations.

         3.1  System: (Service Provider) agrees to provide CUSTOMER and/or
Pin Holders access to the System via one or more "800" access numbers delivered by to CUSTOMER for its resale of the domestic Services and International Services to the Pin Holders on the start of service date. CUSTOMER shall deliver traffic estimates for 30/60/90 days not less than monthly on the first of each month to to estimate the networks capacity. agrees (a) that services will be available at all times (seven (7) days a week and twenty-four (24) hours per day) except for required maintenance and system upgrades. (Service Provider) will use its best efforts to repair the System should it experience technical problems, and (b) in the case of underlying carrier failure, (Service Provider) will make available alternate coverage and termination where possible and will notify CUSTOMER at the then available rates and terms for CUSTOMER's approval until Service is restored.

         3.2 PINS: (Service Provider) will be responsible for generating PINs as mutually agreed as of the date of complete execution of this Agreement by both Parties.

         3.3 Reports / CUSTOMER Service: agrees to provide CUSTOMER with access to service information, billing records via web access. will define access (user names & password) requirements for its users. Access via the web is provided as a service to CUSTOMER. It is the responsibility of CUSTOMER to take security precautions in protecting its proprietary information. Also, CUSTOMER must maintain a high-speed (DSL, Cable, Fractional T, etc.) connection to the Internet. does not warrant web access performance for dail-up connections. CUSTOMER further agrees to have electronic media back-up copies of all such billing records, available in near-real-time. (Service Provider)
 will provide a monthly CDR with a detail of all services billed to CUSTOMER.

         3.4 Card Production and Packaging: CUSTOMER shall be solely responsible for the design, manufacture, packaging and distribution of the Cards, transmission and protection of PINs and collection of the wholesale purchase price of the Cards from vendors.

         3.5 Retail Rate Tables: (Service Provider) shall provide CUSTOMER with debit processing services for all Pin Holders. CUSTOMER is responsible for outlining the per minute rates to be debited from each Pin Holder's Card when placing calls. CUSTOMER and will provide with one or more Rate Tables, in a form to be agreed upon by / CUSTOMER, outlining the per minute rates to be debited from each Pin Holder's Card as well as the surcharges and fees to be deducted. At no time shall be responsible for errors or rates tables created, modified or deleted from CUSTOMER's account. CUSTOMER shall be responsible for providing emails and faxes confirming the requests of modifications to CUSTOMER's pins and Rate tables.

         3.6 Advertising and Collateral Material: CUSTOMER and or its customers shall not utilize the name on any Card, advertising or collateral sales materials without written permission from .

         3.7 Taxes or Assessments: CUSTOMER shall be responsible for payment of all applicable taxes or assessments due to local, state, federal, and international taxing authorities, including income, sales, use, other excise taxes or assessments (including Universal Service Fund and Dial-around Compensation), resulting from CUSTOMER's resale of the Services to Pin Holders. CUSTOMER agrees to indemnify and hold harmless against any and all claims or demands made upon or CUSTOMER as a result of CUSTOMER's failure to properly pay any such taxes or assessments regardless of whether such failure was the result
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         Customer

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of negligence,  gross negligence,  willful misconduct,  or fraud.  CUSTOMER will deliver all appropriate tax exemption certificates, resale certificates and other related documents on a timely basis

         3.8 Wholesale Pricing: (Service Provider) agrees to provide Services to CUSTOMER in accordance with the pricing schedule set forth in "Exhibit A" to this Agreement. will fully account to CUSTOMER in its invoices to clearly distinguish between its charges for Services and any taxes, assessments or surcharges added in the determination of all final invoice amounts. If is notified by an Underlying Carrier that it will impose a new higher local, domestic or international long distance rate schedule, (Service Provider) will notify CUSTOMER in writing immediately, and the rate change will go into effect three (3) days thereafter.

         3.9 Customer Service: CUSTOMER will be responsible for providing its own customer service personnel for the purpose of providing information about the Services to Pin Holders and for Renewal of Cards. Additionally, CUSTOMER shall be responsible to pay all long distance charges associated with the long distance services CUSTOMER's customer service utilizes and is billable monthly by at the rate of cents per minute.

         3.10 Technical Support: (Service Provider) shall supply technical assistance and System Support twenty-four (24) hours a day seven (7) days a week including on call personnel. Telephone, pagers and/or beeper numbers shall be provided to CUSTOMER for all on-call personnel and in the event of any changes in such numbers for such on-call personnel it shall be the responsibility of to notify the CUSTOMER of such changes. CUSTOMER will address any and all complaints to the (Service Provider)'s Technical Support representative.

4.       PAYMENT AND CHARGES

         4.1 Credit Relationship: CUSTOMER shall at all times comply with's initial and continuing credit approval procedures and policies. (Service
Provider) reserves the right to withhold initiation, partial or full implementation of service under this Agreement pending initial satisfactory credit review and approval thereof which may be conditioned upon terms specified, including, but not limited to, security for payments due hereunder in the form of a cash deposit, guarantee, an Irrevocable Standby Letter of Credit
(LOC) issued by a US bank with language acceptable to , or other financial statements or other indications of financial circumstances. As may be determined by its sole discretion at any time, (Service Provider) may require a new or increased deposit, guarantee or LOC, to secure the other party's payments for the term of the Agreement. Failure to provide requested security shall constitute a material breach of this Agreement.

         4.2 Security: CUSTOMER shall maintain on deposit with : a cash amount equal to ___NONE_________ (__%) of the Domestic and International Services billed the preceding week. Such deposit shall be adjusted to reflect increased or decreased billings subject to the terms of this Agreement. Increased deposit amounts if required shall be included in 's Tuesday billing, and due by wire transfer on or before 12:00 P.M EST Thursday of the same week so long as 's billing was received by CUSTOMER on or before 5:00 P.M. CST on the prior Tuesday of the same week, or under alternative arrangements approved by (Service Provider). At no time will incurred billing cost exceed deposit levels. In the event CUSTOMER fails to make the increased deposit amount in full in accordance with this Agreement, (Service Provider) shall have the right to suspend Domestic or International Service or terminate the Agreement. Any decreases in required deposits shall be made by refund or offset against current billings. Within 60 days after termination of this Agreement and CUSTOMER's payment of all amounts due and owing to (Service Provider), shall return CUSTOMER's then current deposit to CUSTOMER.
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         Customer

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         4.3      Terms of Payment:  (Service  Provider)  will invoice  CUSTOMER weekly for Domestic Services and International Services utilized for the proceeding seven (7) days ending at 11:59:59 P.M. Sunday. Such invoiced amounts shall be delivered on each Tuesday to CUSTOMER. Such amounts shall be due and payable, without deduction or offset of any kind, by wire transfer of immediately available funds from CUSTOMER to bank(s) designated by by 12:00 P.M. EST. on Thursday of the same week.

         4.4 Customer's Failure to Make Payment: Should funds not be received by within two (2) days of invoice being posted as outlined in section 4.3, CUSTOMER shall be in material breach of its obligations under this section. In addition to and cumulative with any other rights or remedies available to (Service Provider), (Service Provider) may, in its sole discretion, apply any prepayment, guarantee or irrevocable letter of credit to the unpaid invoice, and either (i) terminate Service to CUSTOMER recovering the balance owed, or (ii) it may terminate this Agreement and recover its damages. In the event of any monetary default by CUSTOMER, CUSTOMER shall accrue interest in the amount of one and one-half percent (1.5%) per month, or the maximum amount permitted by law, whichever is less, on any outstanding sum from the date on which such amount becomes due until the date on which it is paid unless the invoice, or part thereof, has been correctly disputed. Such interest shall accrue day by day and shall not be compounded.

         4.5 Taxes and Regulatory filings: CUSTOMER acknowledges that (Service Provider) 'S invoices are charged EXCLUSIVE of any taxes or fees, and CUSTOMER, upon the execution of this Agreement, shall provide with a properly executed certificates of exemption for all foreign, federal, state, county, and local taxes and fees (if any) and shall be responsible for the collection of all applicable end-user taxes and fees and the remittance of such taxes and fees to the relevant governmental authority. CUSTOMER shall indemnify and defend from and against any and all actions, suits, proceedings, administrative charges, liens, liabilities, claims, assessments, fees, interest, and penalties arising out of or in connection with CUSTOMER'S failure to collect and or remit, in a timely manner, any and all taxes or fees CUSTOMER is obligated to so collect and remit in accordance with its exemption certification to (Service Provider). CUSTOMER agrees to file its customer's, (CUSTOMER) Retail Rate Tables and any other applicable information with the Federal Communications Commission, or any other domestic or international regulatory authority, as required, with a copy delivered to (Service Provider) .

5. DISPUTED CHARGES: Should CUSTOMER dispute any of the charges on the invoice, it shall notify the other party of the disputed charges not later than fourteen days (14) from the date of invoice. Said dispute shall set forth in writing all details concerning the disputed charges. In the event of a dispute, the entire invoice shall be paid in accordance with the payment terms set forth herein. After resolution of the disputed portion of the invoice, the adjustments, if any, shall be immediately credited to the other party's account. If any credit dispute is not accepted or denied within fourteen days (14) then the requesting party may accept the credit as affirmed by the others party failure to respond.

6.       provision of information and Confidentiality

         6.1 Confidential Information: The parties understand and agree that the Terms and Conditions of this Agreement, all documents referenced (including invoices to CUSTOMER for Service provided hereunder) herein, communications between the parties regarding this Agreement or the Service to be provided hereunder (including price quotes to CUSTOMER for any Service propose to be provided or actually provided hereunder) and all information regarding the customers of (Service Provider) , as well as such information relevant to any other agreement between the parties (collectively "Confidential Information"), are confidential.
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         Customer

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         6.2  Limited Disclosure: A party shall not disclose Confidential
Information unless subject to discovery or disclosure pursuant to legal process, or to any other party other than the directors, officers, and employees of a party or agents of a party including their respective brokers, lenders, insurance carriers or prospective purchasers who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Violation by a party or its agents of foregoing provisions shall entitle the non-disclosing party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

         6.3  Survival and Confidentiality:  The provisions of this
Section 6 will be effective as of the date of this Agreement and remain in full force and effect for a period equal to the longer of: (i) one (1) year following the effective date of this Agreement; or (ii) one (1) year following the termination of all Service hereunder.

         6.4 Non-Circumvention: The parties to this Agreement acknowledge that no effort shall be made to circumvent its terms in an attempt to gain commissions, fees, remuneration's, or considerations to the benefit of any of the parties of this Agreement, while excluding equal or agreed to benefits to any of the other parties. Sales information consisting of prospects, leads or direct contact provided by either party shall be held in confidence, with the benefit of any revenue earned. Both parties agree not to circumvent the other while utilizing sales information provided by the origination party. This shall be binding upon the parties as well as the customers of the parties utilizing the services contemplated herein. The parties each agree not to circumvent, attempt to circumvent, or permit any other party or persons on their respective behalf to circumvent each other in any way, manner or form regarding any transactions during the term of this Agreement. Accordingly, the parties each agree to conduct through the other party all of its transactions with any designated party of the other during the term of this Agreement and not to contact, call on, solicit, or take away either directly or indirectly any designated or referred party of the other during the effective period of this Agreement.

7.       TERMINATION:      This Agreement can be terminated:
         ------------

         7.1 If payment has not been received by the due date described above, or any extension thereof permitted in writing by (Service Provider) , for all charges (including transmission charges, service charges and monthly fixed charges) billed to CUSTOMER, and or if significant changes(s) occur in CUSTOMER'S ownership or control; and or if CUSTOMER fails to abide by all of the terms of this Agreement hereof, including, without limitation, CUSTOMER'S failure or refusal to provide additional security upon (Service Provider) 'S request, and /or for any breach of this Agreement, (Service Provider) may at its sole discretion and after no (0) days prior written notice to CUSTOMER, terminate transmission Services in part or in whole. (Service Provider) reserves the right to collect reasonable attorney's fees and any and all costs incurred by (Service Provider) in the enforcement of this Agreement whether or not suit is instituted. Nothing herein shall be construed to constitute a waiver of 'S right to declare CUSTOMER to be in default under this Agreement on account of such breach, or to terminate this Agreement after the no (0) days written notice has elapsed and CUSTOMER expressly waives and relinquishes any right to receive any notice longer than such no (0) days which may exist under any federal, state or local law or regulation; and /or

         7.2  If is prohibited from furnishing the Service or if any material rate or term contained herein is substantially changed by order of the highest court of competent jurisdiction to which the matter is appealed, the FCC, or any other federal, state or local government authority, either party may immediately upon written notice to the other party terminate this Agreement without liability or further obligation, except for unpaid charges as of the effective date of such termination;
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         Customer

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         7.3  CUSTOMER  has  no  minimum  commitment  as  to  volume  or dollar activation amounts.

         7.4 Without affecting (Service Provider) 'S right to compensation for services rendered, (Service Provider) , without waiving any rights set forth in this Agreement or its Tariff, retains the right to terminate this Agreement after the appropriate notice has been given to the CUSTOMER by , under any of the following circumstances:

                  (i) If CUSTOMER becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations;

         7.5 (Service Provider) may, immediately upon written notice to CUSTOMER and after complying with the applicable requirements of this subsection, without incurring any liability except for willful misconduct, terminate this Agreement, or restrict, suspend, or discontinue providing its Services, if has reason to believe that CUSTOMER and/or any of its officers, directors, employees, contractors, agents, and/or servants has engaged or is engaging in any unethical, illegal, and/or fraudulent use of the Services with the intent to avoid payment of charges, including, but not limited to, the following:

                  (i) Violation of or failure to comply with any tariff regulation governing the furnishing of Services; and/or

                  (ii) Violation of or failure to comply with any federal, state, or local law or regulation governing the use of the Services or the resale or sharing of such Services to others; and/or

                  (iii) Placement of an extraordinarily high volume of calls on CUSTOMER'S account. An extraordinarily high volume of calls is the volume of calls placed in any 24-hour period which, if continued at that rate for a period of one month, would exceed at least three (3) times CUSTOMER'S estimated monthly usage charges for that Service (as determined by the lower of CUSTOMER'S designated monthly minimum usage commitment for that Service, if any, or the immediately preceding month's usage charges). (Service Provider) will make a reasonable attempt to contact CUSTOMER by telephone and, if does not receive satisfactory assurances that CUSTOMER is not using the Services with the intent to avoid payment of charges, (Service Provider) may terminate this Agreement or restrict, suspend, or discontinue its Services; and/or

                  (iv) Actions that are consistent with patterns of known fraudulent activity, such as to indicate an intention to defraud once Services are provided.

         7.6 Termination of this Agreement shall not affect (Service Provider)'S right to compensation for services rendered/provided.

8.       NO WARRANTIES:    THERE  ARE NO  WARRANTIES,  EXPRESSED  OR  IMPLIED,
INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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         Customer

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9. LIMITATION OF LIABILITY AND INDEMNIFICATION: Each Party agrees that the other shall in no event be liable for any loss, expense or damage for (i) loss of revenue, profits, savings, business or goodwill, and (ii) exemplary, proximate, consequential, or incidental damages and expenses of any type or nature on account of any breach or default hereunder by the other, or on account of the use, nonuse, or interruption in the provision of the Services, except as it applies to Section 4 above.

         9.1 Indemnification: CUSTOMER agrees to indemnify, defend, and hold and its Affiliates free and harmless from and against any and all loss, cost, liability, or expense (including court costs and actual fees of attorneys and other professionals) arising out of or in connection with the Service, including, but not limited to any such loss, cost, liability, or expense arising out of or resulting from any claim brought by a customer or other third party utilizing CUSTOMER'S services for any special, incidental, indirect or consequential damages of any kind whatsoever, whether such damages arise from the use, inability to use, failure of, defects in, the conditions of, delay in delivery of, non-delivery of, or quality of the Service, or any component thereof.

         9.2 Stolen PINs: CUSTOMER shall indemnify, defend and hold harmless (Service Provider) from and against all cost, expenses, losses, damages, claims and actions of any kind arising from or related to theft of calls or PIN numbers that occur outside of the debit platform.

10. ENTIRE AGREEMENT: This Agreement (including its exhibits) supersedes and merges all prior agreements, promises, understanding, statements, representations, warranties, indemnities and covenants and all inducements to the making of this Agreement relied upon by either Party herein, whether written or oral, and embodies the Parties' complete and entire agreement with respect to the subject matter hereof. No statement or agreement, oral or written, made before the execution of this Agreement shall vary or modify the written terms hereof in any way whatsoever.

11. SEVERABILITY: In the event that any portion of this Agreement is found to be invalid, illegal or not binding for any reason whatsoever, the remaining portions of this Agreement shall remain in effect and binding upon the parties.

12. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Texas with venue in the city of Dallas, Texas.

13. DISPUTE RESOLUTION: The Parties will in good faith negotiate to resolve any dispute arising out of or relating to this Agreement promptly between representatives who have authority to settle the controversy. Any dispute arising out of or relating to this Agreement that have not been resolved will be finally settled by arbitration conducted in accordance with the rules and procedures of the American Arbitration Association.

14. REGULATIONS: This Agreement is made expressly subject to all present and future valid orders and regulations of any regulatory body having jurisdiction over the subject matter hereof and to the laws of the United States of America, any of its states, or any foreign governmental agency having jurisdiction. In the event this Agreement, or any of its provisions, shall be found contrary to or in conflict with any such order, rule, regulation, or law, this Agreement shall be deemed modified to the extent necessary to comply with any such order, rule, regulation, or law and shall be modified in such a way as is consistent with form, intent, and purpose of the Agreement.

15. NO AGENCY: Neither Party is authorized to act as an agent for, or legal representative of the other Party, and neither Party shall have the authority to assume or create any obligation on behalf of, in the name of or binding upon the other Party.

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         Customer

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16. FORCE MAJEURE:  The Parties' obligations under this Agreement are subject to, and neither Party shall be liable for delays, failures to perform, damages, losses or destruction, or malfunction of any equipment or any consequence thereof caused or occasioned by, or due to, fire, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment for supplies, unavailability of transportation, act or omission of third Parties. (Service Provider), however shall use reasonable efforts under the circumstances to avoid or remove such causes for non-performance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

17. NO WAIVER: The failure of either Party to enforce or insist upon compliance with any of the provision of the Agreement or the waiver thereof, in any instance, shall not be construed as a general waiver or relinquishment of any other provisions of the Agreement.

18.   NOTICES:   Except as to invoices as provided in Section 2.2, all notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service: If served personally on the party to whom notice is to be given, or within two (2) days after mailing if mailed to the party to whom notice is to be given, by certified mail return receipt or overnight courier and properly addressed to the party at the address set forth immediately below, or any other address that a party may designate by written notice to the others.


         If to :







         If to CUSTOMER:

         Panther Telecommunications Corporation
         Efrain Rodriguez
         5255 N.W. 87th Ave., Suite 101
         Miami, FL  33178
         (305) 718-4467, (305) 718-4179 fax


19. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that CUSTOMER shall not assign or transfer its rights or obligations under this AGREEMENT without the prior written consent of (Service Provider) , which consent shall not be unreasonably withheld or delayed, and further provided that any assignment or transfer without such consent shall be void.

--------------------------------------------------------------------------------
         Customer

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


21. Further Acts: Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.


22. AUTHORITY: Each person executing this Agreement represents and warrants that they have full power to enter into this Agreement on behalf of the Party hereto and that each Party has the full power to carry out its respective obligations pursuant to this Agreement. Further, each person executing this Agreement on behalf of a Party also represents and warrants that they have obtained all corporate, third party approvals necessary to enter into this Agreement and carry out the transaction contemplated thereby.

23. ATTORNEYS FEES: The prevailing Party in any action, suit, proceeding, arbitration, or mediation shall be entitled to recover, in addition to any other available remedies, their actual fees and costs incurred in connection with the action, suit, proceeding, arbitration or mediation.

24. MODIFICATION OF CHARGES: reserves the unilateral right to change, add or delete Service offerings and/or modify charges for Service offerings including those rates listed in all attached Exhibits, upon three (3) days notice to CUSTOMER. However, in the event the CUSTOMER is in default, or breach of this Agreement, may unilaterally and immediately upon written notice to the CUSTOMER modify or amend the rates and or service on an immediate, zero (0) day written notice to the CUSTOMER.


IN WITNESS WHEREOF, the Parties acknowledge that each of the provisions of this Agreement has been expressly agreed to and each has caused this Agreement to be signed and delivered by its duly authorized officer representatives as of the "Effective Date" written above.


FOR                                 FOR

By________________________          By___________________________

                                    Manuel Sanchez

Title:  President                   Title: CEO

Date________________________        Date     ______________________




            Customer

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